Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report (Form 10-K) of Cognos Incorporated for the year ended February 28, 2005 of our reports dated March 24, 2005 with respect to the consolidated financial statements and financial statement schedule of Cognos Incorporated, Cognos Incorporated management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Cognos Incorporated.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-39562) pertaining to the 1988-1993 Stock Option Plan;

(2)	Registration Statement (Form S-8 No. 33-72402) pertaining to the 1993-1998 Cognos Employee Stock Purchase Plan;

(3)	Registration Statement (Form S-8 No. 33-72404) pertaining to the 1993-1998 Stock Option Plan;

(4)	Registration Statement (Form S-8 No. 333-8552) pertaining to the 1997-2002 Stock Option Plan;

(5)	Registration Statement (Form S-8 No. 333-102793) pertaining to the 2002-2005 Restricted Share Unit Plan;

(6)	Registration Statement (Form S-8 No. 333-102794) pertaining to the Adaytum, Inc. 1999 Stock Option Plan;

(7)	Registration Statement (Form S-8 No. 333-107965 and No. 333-117981) pertaining to the 2003-2008 Stock Option Plan; and

(8)	Registration Statement (Form F-10 No. 333-90870)

of our reports dated March 24, 2005, with respect to the consolidated financial statements and financial statement schedule of Cognos Incorporated, Cognos Incorporated management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Cognos Incorporated which are included in this Annual Report (Form 10-K) of Cognos Incorporated.

Ottawa, Canada	/s/ Ernst & Young LLP
April 29, 2005	Chartered Accountants

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